LivePerson Announces Third Quarter 2017 Financial Results

-- Returns to Year-Over-Year Revenue Growth Ahead of Schedule --

-- Raises 2017 Revenue Guidance --

-- Continues Penetration of Key Industries with Messaging, Bots and AI --

-- Dan Murphy, Chief Financial Officer, to Leave in Early 2018 --

NEW YORK, November 1, 2017 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of mobile and online business messaging solutions, today announced financial results for the third quarter ended September 30, 2017.

The company also announced that Chief Financial Officer Dan Murphy will be leaving the Company in early 2018 after more than six years of service. Mr. Murphy will assist the Company in effecting an orderly transition.

On Mr. Murphy's decision, Robert LoCascio, LivePerson's CEO, stated, "Dan has played an instrumental role in getting the Company to a new chapter of its growth story on LiveEngage. During the past six years, he has developed a globally scalable infrastructure and top-notch finance organization, and is leaving us with a solid balance sheet upon which to build our future. Dan will be working with me, our Board and our finance team to facilitate an orderly transition, and will assist us in identifying a successor. I want to thank Dan for all of his contributions to LivePerson and wish him all the best on his next journey.”

“I want to share my appreciation for all the amazing opportunities that LivePerson has presented these past six years,” said Mr. Murphy. “As I look forward to new challenges, I am confident that I am leaving LivePerson with a solid foundation for continued success. LivePerson's transition to LiveEngage is complete. We are growing, and we have established a leading position in a greenfield market with enormous potential. This is the perfect time to pass the baton to someone who will see the Company through the next chapter, and I will be working alongside Rob and the Board to ensure an orderly transition. I want to thank Rob, all of our employees, our customers, our investors and our analysts. This has been a tremendously rewarding experience.”

Third Quarter Highlights
Total revenue in the third quarter of 2017 was $56.5 million, compared to the previously issued guidance range of $54.0 million to $55.0 million. Within total revenue, business operations (B2B) revenue for the third quarter of 2017 was $52.1 million and revenue from consumer operations was $4.4 million.

LivePerson signed 76 deals in the quarter, which includes the addition of 30 new customers. Trailing-twelve-months average revenue per enterprise and mid-market customer increased to greater than $215,000.

"We are excited to see LivePerson return to year-over-year growth two quarters ahead of schedule,” said CEO and founder Rob LoCascio. “For the past several quarters, we have been sharing healthy growth metrics around LiveEngage, and highlighting messaging adoption in key industries such as financial services, telecommunications and travel. It is rewarding to now see those data points reflected in our reported financial results. This is a significant milestone for LivePerson that coincides with the completion of our transition to LiveEngage, an industry leading platform that is transforming how brands engage with consumers."

Customer Expansion
During the third quarter, the Company signed contracts with the following new customers:

•	One of the top three diversified insurance companies in the U.S.

•	A Fortune 100 multinational finance company

•	A FTSE 100 fashion brand with approximately 500 global locations

•	A national provider of healthcare solutions

•	A global luxury jewelry brand
The Company also expanded business with:

•	A London headquartered multinational telecommunications company

•	Two of the top three banks in Australia

•	One of the premier subscription music providers

•	An Asian-based global consumer electronics manufacturer

•	A local government agency in Ohio
Net Loss and Adjusted Net Income
Net loss for the third quarter of 2017 was $1.3 million or $0.02 per share, as compared to a net loss of $5.9 million or $0.10 per share in the third quarter of 2016. Adjusted net income for the third quarter of 2017 was $2.9 million or $0.05 per share, as compared to adjusted net income of $1.2 million or $0.02 per share in the third quarter of 2016. Adjusted net income excludes amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments.
Net loss in the third quarter of 2017 included non-recurring expenses of $1.6 million ($0.03 per share) primarily associated with IP litigation. Net loss in the third quarter of 2016 included net non-recurring expenses of $0.5 million ($0.01 per share) primarily associated with IP litigation.
Adjusted EBITDA
Adjusted EBITDA for the third quarter of 2017 was $7.5 million or $0.13 per share, as compared to $4.6 million or $0.08 per share in the third quarter of 2016. Adjusted EBITDA excludes provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $55.8 million at September 30, 2017, including $1.5 million of cash used as collateral for foreign currency hedging instruments. During the third quarter of 2017, the Company utilized approximately $1.8 million of cash from operations, and incurred capital expenditures of approximately $5.2 million.
Financial Expectations
The Company is raising revenue guidance for full-year 2017 to a range of $217.5 million to $218.5 million as compared to previously issued guidance of $213.0 million to $216.0 million.

The Company also expects a slightly higher than previously guided GAAP net loss in 2017, primarily due to an increase in forecasted GAAP taxes. Expectations for 2017 cash taxes paid of $1 million to $3 million are unchanged.

The Company's detailed financial expectations are as follows:

Fourth Quarter 2017

Guidance
Revenue (in millions)	$56.0 - $57.0
GAAP net loss per share	$(0.10) - $(0.09)
Adjusted net income per share	$0.00 - $0.01
Diluted adjusted EBITDA per share	$0.06 - $0.07
Adjusted EBITDA (in millions)	$3.5 - $3.9
Fully diluted share count	59.0 million

Full Year 2017

	Updated Guidance	Previous Guidance
Revenue (in millions)	$217.5 - $218.5	$213.0 - $216.0
GAAP net loss per share	$(0.36) - $(0.35)	$(0.34) - $(0.28)
Diluted adjusted net income per share	$0.07 - $0.08	$0.07 - $0.11
Diluted adjusted EBITDA per share	$0.31 - $0.32	$0.32 - $0.37
Adjusted EBITDA (in millions)	$18.0 - $18.4	$18.0 - $21.3
Fully diluted share count	57.3 million	56.5 million

Other Full Year 2017 Assumptions

•	Estimated non-recurring and restructuring charges of $2.8 million to $3.0 million ($0.06 per share) tied to winding down the Legacy offering and realigning around our LiveEngage strategy

•	Estimated non-recurring legal expense of approximately $6.5 million ($0.14 per share) related to litigation

•	Amortization of purchased intangibles of approximately $4.7 million

•	Stock-based compensation expense of approximately $8.5 million

•	Depreciation of approximately $12.0 million

•	Cash taxes paid of $1.0 million to $3.0 million. Adjusted net income tax rate of approximately 35%

•	Capital expenditures of approximately $14.5 million

*Changes to Future and Historical Presentation of Non-GAAP Financial Measures
Note that in 2017, the Company updated the methodology for calculating adjusted net income. Whereas the Company previously incorporated the GAAP tax rate into its calculation, the Company now starts with GAAP pre-tax profit (loss), adds back restructuring, non-recurring and non-cash expenses, and then applies a standardized 35% tax rate.

The goal of the revised calculation is to limit the volatility of GAAP tax rate fluctuations and to more closely align non-GAAP taxes with cash taxes. A full reconciliation of 2016 adjusted net income under the historical and updated methodologies is available on the Supplemental Third Quarter Earnings Presentation that you may find on the investor relations section of the Company's web site at http://www.liveperson.com/company/ir.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cost of revenue	$108	$121	$301	$342
Sales and marketing	576	502	1,984	1,936
General and administrative	622	759	2,058	2,552
Product development	537	873	1,760	2,770
Total	$1,843	$2,255	$6,103	$7,600

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cost of revenue	$639	$697	$2,556	$2,091
Amortization of purchased intangibles	470	1,013	1,412	2,954
Total	$1,109	$1,710	$3,968	$5,045

Supplemental Third Quarter 2017 Presentation
LivePerson will post a presentation providing supplemental information for the third quarter 2017 on the investor relations section of the Company’s web site at http://www.liveperson.com/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its third quarter 2017 financial results during a teleconference today, November 1, 2017. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "90295327."
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "90295327." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) is a leading provider of cloud-based mobile and online business messaging solutions, enabling a meaningful connection between brands and consumers. LiveEngage, the Company’s enterprise-class platform, empowers consumers to stop wasting time on hold with 1-800 numbers, and instead message their favorite brands, just as they do with friends and family. More than 18,000 businesses, including Adobe, Citibank, HSBC,

EE, IBM, L'Oreal, Orange, PNC and The Home Depot rely on the unparalleled intelligence, security and scalability of LiveEngage to reduce costs, increase lifetime value and create meaningful connection with consumers.

For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges; and adjusted net income, or net income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the market for digital engagement technology; our ability to retain existing clients and attract new clients; potential adverse impact due to foreign currency exchange rate fluctuations; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; our ability to effectively operate on mobile devices; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; our ability to retain key personnel, attract new personnel and to manage staff attrition; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$56,493	$54,518	$161,486	$166,662

Costs and expenses:
Cost of revenue	14,541	14,837	43,456	48,210
Sales and marketing	21,603	22,067	66,695	67,831
General and administrative	10,398	10,069	30,528	29,758
Product development	9,726	9,495	29,011	29,428
Restructuring costs	—	(384)	2,315	(384)
Amortization of purchased intangibles	470	1,013	1,412	2,954
Total costs and expenses	56,738	57,097	173,417	177,797

Loss from operations	(245)	(2,579)	(11,931)	(11,135)

Other income (expense), net	191	(123)	412	(135)

Loss before provision for income taxes	(54)	(2,702)	(11,519)	(11,270)

Provision for income taxes	1,256	3,177	3,000	5,038

Net loss	$(1,310)	$(5,879)	$(14,519)	$(16,308)

Net loss per share of common stock:
Basic	$(0.02)	$(0.10)	$(0.26)	$(0.29)
Diluted	$(0.02)	$(0.10)	$(0.26)	$(0.29)

Weighted-average shares used to compute net loss per share:
Basic	56,524,990	56,047,645	56,153,428	56,131,818
Diluted	56,524,990	56,047,645	56,153,428	56,131,818

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2017		2016		2017		2016
Reconciliation of Adjusted EBITDA (1):
GAAP net loss	$(1,310)		$(5,879)		$(14,519)		$(16,308)
Add/(less):
Amortization of purchased intangibles	1,109		1,710		3,968		5,045
Stock-based compensation	1,843		2,255		6,103		7,600
Depreciation	3,179		2,650		9,017		9,445
Other non-recurring costs	1,640	(2)	930	(4)	4,998	(2)	3,368	(6)
Restructuring costs	—		(384)	(5)	2,315	(3)	(384)	(5)
Provision for income taxes	1,256		3,177		3,000		5,038
Other (income) expense, net	(191)		123		(412)		135
Adjusted EBITDA (1)	$7,526		$4,582		$14,470		$13,939
Diluted adjusted EBITDA per common share	$0.13		$0.08		$0.26		$0.25

Weighted average shares used in diluted adjusted EBITDA per common share	57,780,178		56,438,763		56,685,128		56,405,945

Reconciliation of Adjusted Net Income: (8)
Pre-tax GAAP loss (8)	$(54)		$(2,702)		$(11,519)		$(11,270)
Add/(less):
Amortization of purchased intangibles	1,109		1,710		3,968		5,045
Stock-based compensation	1,843		2,255		6,103		7,600
Other non-recurring costs	1,640	(2)	930	(4)	4,998	(2)	3,718	(7)
Deferred tax asset valuation allowance	—		—		—		692
Restructuring costs	—		(384)	(5)	2,315	(3)	(384)	(5)
Pre-tax adjusted net income	4,538		1,809		5,865		5,401
Income tax effect of non-GAAP items (8)	(1,588)		(633)		(2,053)		(1,890)
Adjusted net income	$2,950		$1,176		$3,812		$3,511
Diluted adjusted net income per common share	$0.05		$0.02		$0.07		$0.06

Weighted average shares used in diluted adjusted net income per common share	57,780,178		56,438,763		56,685,128		56,405,945

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

(2) Includes litigation costs of $1.6 million and $5.0 million for the three and nine months ended September 30, 2017, respectively.
(3) Includes wind down costs of legacy platform of $1.9 million and severance costs of $0.4 million for the nine months ended September 30, 2017.
(4) Includes litigation costs of $0.9 million for the three months ended September 30, 2016.
(5) Includes $0.4 million of cash collected on previously written off bad debt.
(6) Includes litigation costs of $2.9 million and severance costs of $0.5 million for the nine months ended September 30, 2016.
(7) Includes litigation costs of $2.9 million, write off of office facility depreciation of $0.3 million and severance costs of $0.5 million for the nine months ended September 30, 2016.
(8) During 2017, the Company updated the methodology for calculating adjusted net income. In 2016, the Company incorporated the GAAP tax rate into the calculation, whereas in 2017, the Company now starts the calculation with GAAP pre-tax (loss) income, then adds back amortization, stock-based compensation, other non-recurring, restructuring, and then applies a standardized 35% long-term projected tax rate. The prior period, September 30, 2016, was adjusted to conform to the current period presentation.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Reconciliation of Net Cash (Used In) Provided By Operating Activities:
Adjusted EBITDA (1)	$7,526	$4,582	$14,470	$13,939
Add/(less):
Changes in operating assets and liabilities	(9,505)	(46)	(10,425)	6,381
Provision for doubtful accounts	405	533	1,363	1,240
Provision for income taxes	(1,256)	(3,177)	(3,000)	(5,038)
Deferred income taxes	836	19	823	163
Amortization of tenant allowance	(42)	—	(125)	—
Other (income) expense, net	191	(123)	412	(135)
Net cash (used in) provided by operating activities	$(1,845)	$1,788	$3,518	$16,550

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2017	December 31, 2017
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(5,900) - $(5,500)	$(20,500) - $(20,000)
Add/(less):
Amortization of purchased intangibles	700	4,700
Stock-based compensation	2,400	8,500
Depreciation	3,000	12,000
Other non-recurring costs	2,100	9,400
Other income	—	(400)
Provision for income taxes	1,200 - 1,100	4,200 - 4,100
Adjusted EBITDA	$3,500 - $3,900	$18,000 - $18,400

Reconciliation of Projected Adjusted Net Income: (1)
Pre-tax GAAP loss	$(4,800) - $(4,400)	$(16,300) - $(15,900)
Add/(less):
Amortization of purchased intangibles	700	4,700
Stock-based compensation	2,400	8,500
Other non-recurring costs	2,100	9,400
Pre-tax adjusted income	500 - 800	6,300 - 6,700
Non-GAAP income tax effect	(200) - (300)	(2,200) - (2,400)
Adjusted net income	$300 - $500	$4,100 - $4,400

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$54,361	$50,889
Cash held as collateral	1,451	3,962
Accounts receivable, net	32,180	31,823
Prepaid expenses and other current assets	7,734	5,477
Total current assets	95,726	92,151

Property and equipment, net	32,183	28,397
Intangibles, net	12,974	16,510
Goodwill	80,499	80,245
Deferred tax assets	699	773
Other assets	1,487	1,562
Total assets	$223,568	$219,638

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,443	$7,288
Accrued expenses and other current liabilities	37,207	40,250
Deferred revenue	35,694	27,145
Total current liabilities	76,344	74,683

Other liabilities	2,745	3,147
Deferred tax liability	4,082	3,332
Total liabilities	83,171	81,162

Commitments and contingencies
Total stockholders' equity	140,397	138,476
Total liabilities and stockholders' equity	$223,568	$219,638

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com